Exhibit 10.7.1
FOURTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
     This Fourth Amendment to the Common Short Code License Agreement (“Fourth Amendment”), dated as of the 21st day of March, 2007 (“Amendment Effective Date”) between NeuStar, Inc., a Delaware corporation, with offices located at 46000 Center Oak Plaza, Building X, Sterling, VA 20166 (“NeuStar”) and CTIA — The Wireless Association ® (formerly Cellular Telecommunications & Internet Association) (“CTIA”), a District of Columbia non-profit corporation, located at 1400 16th Street, NW, Suite 600, Washington, DC 20036.
     WHEREAS, NeuStar entered into a Common Short Code License Agreement with the CTIA (“License Agreement”) dated October 17, 2003 to develop and maintain a database of common short codes, to process common short code applications and assign common short codes to applicants and to engage in other Registry Services on behalf of members of the wireless industry;
     WHEREAS, NeuStar and CTIA now desire to amend the License Agreement to (i) add new features and functionalities; (ii) revise the Registrant Sublicense Agreement to reflect such new features and functionalities; and (iii) allow for monthly billing for certain twelve (12) month CSCs.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
I. Terms used in this Third Amendment and not otherwise defined shall have the same meaning set forth in the License Agreement.
II. CSC Version 2.04
A.	NeuStar shall, either itself, or in conjunction with other third parties, implement CSC version 2.04, which shall include the additional features and functionality set forth in Attachment 1, attached hereto (“CSC 2.04”).

B.	For purposes of the License Agreement, the features and functionalities set forth CSC 2.04 shall be considered “Enhancements” as defined in Section 1.21 of the License Agreement. Therefore, the New Registry Database Functionality shall be considered “Registry IP” and owned exclusively by the Registry pursuant to Section 7.3 of the License Agreement.

C.	Notwithstanding the above, for the purposes of the License Agreement, the “look and feel” of any Enhancements along with any CSC Data associated or related to CSC 2.04 shall be considered “CSC Enhancements” as defined in Section 1.16 of the License Agreement. Therefore, the “look and feel” of CSC 2.04 and any related CSC Data generated by such functionality shall be considered CSC Registry Rights and owned exclusively by CTIA, on behalf of all Participating Carriers, pursuant to Section 7.1 of the License Agreement.
III. CSC Monthly Billing.
A.	Registry Operator may offer the “Monthly Billing” program described in Attachment 2 to this Amendment.
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March 21, 2007

B.	The Parties acknowledge that such Monthly Billing program shall only be available for CSCs leased for a period of twelve (12) months and all Registrants participating in the Monthly Billing Program must comply with the terms and conditions set forth in Attachment 2.
IV. Changes to Registrant Sublicense Agreement.
A.	The Parties agree to delete Exhibit B to the License Agreement and replace such Exhibit with the new Exhibit B. attached hereto as Attachment 3 (“RSA”).

B.	In addition to the above, the Parties agree to allow Registry Operator to distribute hard copy versions of the RSA upon request by a prospective Sublicensee. A draft of the hard copy version of the RSA is attached hereto as Attachment 4.
VI. Except as specifically modified by this Fourth Amendment, the terms and conditions of the License Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed as of the date first written above.

NEUSTAR, INC		CTIA

By:	/s/ Steve M. Boyce	By:	/s/ Michael F. Altschul
	Name: Steve M. Boyce		Name:Michael F. Altschul
	Title: VP and Corporate Controller		Title: Senior Vice President and General Counsel
	Date: March 21, 2007		Date: March 21, 2007
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

ATTACHMENT NUMBER 1 TO THE
FOURTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
CSC 2.04 FUNCTIONALITY
Overview of Features
Registry shall develop the following features by no later than thirty (30) days following the Amendment Effective Date. The date such features are made available to the public shall be mutually agreed by the Parties.
     A. CSC Optional Directory
Registry shall develop a directory of CSCs that shall be viewable by the general public containing information derived from the CSC Application Form (“CSC Directory”). In order to implement the CSC Directory, the following changes must be made to the CSC Application Form as defined in the Assignment Guidelines:
▪	Registry shall add a new section to the CSC Application that provides a high level description of the opt-in directory and “value proposition” to the applicant/content provider. The new section shall also reference via a hotlink the new Registrant Sublicense Agreement which shall contain additional terms and conditions with regards to the CSC Directory Service. A copy of the Registrant Sublicense Agreement is attached as Attachment 3 to the Fourth Amendment.

▪	The Application Form shall also provide an Opt-in check-box for applicants to opt-in to this directory. Only applicants that opt-in shall be eligible to participate in the CSC Directory.

▪	Link to additional information and a longer explanation of the opt-in directory program
By opting into the CSC Directory, an applicant/Registrant shall consent to the posting of the following elements contained within its Application Form:
-	CSC

-	Call to Action (eg. Text GQ to 47624)

-	Aggregator

-	Application Provider

-	Description
The Registrant shall have the right to edit, modify or delete any of its content displayed within the CSC Directory upon request to the Registry. The Registrant shall also have the right to opt-out or remove any of its content within the CSC Directory.
As stated in the Registrant Sublicense Agreement, Registry shall have the right, but not the obligation, to modify, edit or remove any CSC Directory entry. In addition, Registry shall have the right to refuse the display of any campaign which it deems in its sole discretion is (i) inappropriate, (ii) too lengthy, or (iii) would not be in the best interests of the CSC Directory.
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     B. Random CSC Selection Restrictions
Pursuant to the detailed requirements below, Registry shall implement methods and procedures to reduce the number or CSCs that may be assigned on a random basis, and to ensure that “premium CSCs” are only to be assigned on a selected basis.
1. “Premium CSCs” are defined as:
     (i) any 5 digit CSC that meets any of the following conditions:
•	The CSC contains 4 or more sequential numbers anywhere in the string (i.e., 81234).

•	The CSC contains 2 repeating pairs anywhere in the string (i.e., 53753).

•	The CSC contains 3 or more of the same digit in a row anywhere in the string (i.e. 32000).
     (ii) any 6 digit CSC that meets any of the following conditions:
•	The CSC contains 4 or more sequential numbers anywhere in the string (i.e., 812347).

•	The CSC contains 2 or more repeating pairs anywhere in the string (i.e., 537531).

•	The CSC contains 2 repeating triples in the string (i.e., 254254).

•	The CSC contains 4 or more of the same digit in a row anywhere in the string (i.e. 300006).
For the purposes of the above, when determining sequential numbers, the number 0 shall be considered sequential to 1 not 9. For example, the CSCs 50123 and 501236 will be considered desirable and therefore restricted from random assignment while the codes 57890 and 578906 will not be restricted from random assignment.
Nothing herein shall prevent the renewal of CSCs that are currently being leased as random CSCs; provided however, that in the event the CSC is deleted (and not restored), the CSC shall be removed from the pool of available random CSCs. In addition, the above rules shall not prevent any of these codes from becoming a Reserved CSC in the event that a Participating Carrier decides to reserve such CSC.
     C. New Search Logic
Registry shall enable the public side website to display the search results based on the additional criteria set forth below.
1.	Registry shall implement functionality to allow the end user to search which CSCs are available for registration, including those CSCs that have been restricted from the pool of available Random CSCs.

2.	Registry shall allow the following searches:
i.	Easy to Remember Codes. These are CSCs that contain:
o	For 5 digit CSCs:
▪	4 or more sequential numbers anywhere in the string (i.e., 81234)

▪	5 reverse sequential numbers anywhere in the string

▪	2 repeating consecutive pairs anywhere in the string (i.e., 53537).
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▪	3 or more of the same digit in a row at the beginning or end of the string (i.e. 77775 or 57777).
o	For 6 digit CSCs:
▪	6 sequential numbers.

▪	6 reverse sequential numbers.
o	2 or more repeating pairs if the pair appears 3 times (i.e., 535353)
▪	2 triples in the string where there are 2 sets of sequential or nonsequtial repeating numbers (i.e., 444666 or 234234)

▪	5 or 6 consecutive occurrences of the same number (i.e., 555556 or 555555)
3.	All search results shall be displayed similarly to the current search results displayed to an applicant requesting to purchase a CSC directly from the search results page upon user login.
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

ATTACHMENT NUMBER 2 TO THE
FOURTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
MONTHLY BILLING PROMOTION
CSCA RELEASE 2.05
CSC REQUIREMENTS FOR MONTHLY BILLING
1.	The Monthly Billing feature shall only be available to Registrants who have leased a new code, or renew a currently registered CSC for a period of twelve (12) months.

2.	Each participating registrant must agree to the following terms and conditions which shall be attached as an amendment to the “Hard Copy” Registrant Sublicense Agreement set forth in Attachment 4 to this Fourth Amendment.
(a)	Registrant must be the CSC Applicant for a minimum of twenty-five (25) CSCs and must exercise this monthly billing feature for a minimum of five (5) CSCs. Such CSCs can be new CSCs or may be renewal of existing CSCs under this program provided that it maintains a minimum of five (5) active CSCs in this program and a total of twenty- five (25) CSCs. These minimum numbers may be changed by mutual agreement of the CTIA and Registry.

(b)	All monthly billing payments must be paid by credit or debit card — no exceptions;

(c)	All payments are made monthly in advance.

(d)	In the event that there are insufficient funds or the card is refused, the customer will be notified and will have 72 hours to provide a replacement card number; if this occurs more than once, Registry reserves the right to cancel the customer’s eligibility in the program immediately;

(e)	If the customer defaults on credit/debit card payments, and payment to Registry is refused by the applicable financial institutions, Registry shall have the right to immediately terminate Registrant from this program. Upon such termination, payments of all amounts owed to Registry shall be accelerated and become immediately due and payable to Registry.
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

ATTACHMENT NUMBER 3 TO THE
FOURTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
ONLINE REGISTRANT SUBLICENSE AGREEMENT
THIS IS A LEGALLY BINDING AGREEMENT BETWEEN NEUSTAR, INC., THE COMMON SHORT CODE (“CSC”) REGISTRY OPERATOR (“REGISTRY”), AND “YOU,” THE APPLICANT FOR A LICENSE TO USE CSC(S) IN ACCORDANCE WITH THE TERMS OF THIS SUBLICENSE AGREEMENT (“AGREEMENT”). PLEASE BE ADVISED THAT THE MERE APPLICATION FOR OR REGISTRATION OF A CSC WITH THE REGISTRY DOES NOT GUARANTEE THAT A PARTICIPATING CARRIER WILL ACCEPT OR IMPLEMENT THE CSC OR THAT YOU WILL BE ABLE TO USE THE CSC AT ALL.
BY SELECTING “I AGREE,” BY USING THE SERVICE, OR BY SIGNIFYING YOUR ACCEPTANCE IN ANY OTHER WAY, YOU AGREE TO BE BOUND BY THIS AGREEMENT. IF YOU DO NOT AGREE WITH ALL OF THESE TERMS AND CONDITIONS, YOU ARE NOT AUTHORIZED TO USE THE SERVICE AND YOU MUST DISCONTINUE ANY FURTHER USE.
1. The Service. Registry administers a method for assignment of CSCs. CSCs are a string of numeric characters that are interoperable across communication service providers in the United States that are participating in CSC services (“Participating Carriers”). The Participating Carriers and other participating members of the wireless telecommunications industry have appointed the CTIA — The Wireless Association® (formerly Cellular Telecommunications & Internet Association) (“CTIA”) to serve as their Common Short Code Administrator and CTIA, acting in that capacity, has granted Registry a license to assign CSCs in the manner described in this Agreement. Registry makes this Service available to those seeking to sublicense for the term selected, a CSC. CSCs are intended for use only in the United States. You may review frequently asked questions regarding the Service by reviewing the CSC FAOs.
2. Registration, Password and Security. To use the Service and license a CSC, You will be asked to first create an account and obtain a login name. In addition. You will be asked to create a password. If any information You provide is inaccurate, incomplete or not current, Registry may suspend or terminate Your account and access to the Service. You may change such information at any time by logging into Your account . You are solely responsible for maintaining the confidentiality of Your login name and password. You must immediately notify Registry of any unauthorized use of Your login name and You are responsible for any unauthorized activities, charges and/or liabilities made on or through Your login name until Registry receives such notification. You may not transfer or lend login names to any other third party.
3. Privacy. BY AGREEING TO THE TERMS OF THIS AGREEMENT, YOU ACKNOWLEDGE THAT THE PRIVACY STATEMENT OF THE CSCA AND GENERALLY DESCRIBE THE COLLECTION AND USE OF PERSONAL INFORMATION, DO NOT APPLY TO INFORMATION SUBMITTED TO REGISTRY UNDER THIS AGREEMENT. In addition, Registry will not use the data submitted by You in a way incompatible with the purposes of this Agreement. You represent and warrant that You have provided notice to, and obtained consent from, any third party individuals whose data You supply to us as part of the Service with regard to: (i) the purposes for which such third party’s data has been collected, (ii) the intended recipients or categories of recipients of the third party’s data, (iii) which parts of the third party’s data are obligatory and which parts, if any, are voluntary; and (iv) how the third party can access and, if necessary, rectify the data held about them. You further agree to provide such notice and obtain such consent with regard to any third party data You provide in the future. Neither Registry nor CTIA are responsible for any consequences resulting from Your failure to provide notice or receive consent from such individuals nor for Your providing
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outdated, incomplete or inaccurate information. In addition to the above, in the event that You elect to participate in the optional CSC directory service offered by Registry, You hereby consent to the publication of such information on a directory that may be viewable by members of the general public.
4. Disclosure of Certain Information. In order for Registry to comply with the rules and policies for the administration of CSCs (which may be updated from time to time), You consent to the disclosure by Registry to CTIA or to Participating Carriers, or those acting on behalf of CTIA or Participating Carriers through an interactive accessible registration database or otherwise, the Data. In addition, You acknowledge that the Application identifies those fields and Data that will be publicly disclosed or made available through the Registry’s website or otherwise. You further consent to the disclosure of any Data or other information to any governmental agency upon receipt of lawful process or in compliance with any law, or to protect the rights or property of Registry, CTIA, Participating Carriers, or any of their customers or users. Further, in the event that You agree to participate in the optional CSC directory service, and indicate such acceptance in your CSC application or otherwise, You hereby consent to the publication of such required data in the CSC directory. You acknowledge and agree that such data may be viewable by members of the general public.
5. The Application.
a. CSC. In order to apply for a CSC through the Service, You must complete the Registry’s application form for each CSC that You would like to register and pay the requisite fees set forth in Section 8 below. For each application, the person/entity listed in the “Content Provider details” must be the actual Content Provider (as defined above). Once You have submitted a completed application, Registry will send an email confirming it has received Your application. You must retain the confirmation e-mail for each application You submit. You also may review detailed instructions to complete and submit an application by reviewing Registry’s INSTRUCTIONS . You agree to: (1) provide certain true, current, complete and accurate information during the application process; and (2) maintain and update such information according to Registry’s modification procedures as needed to keep it current, complete and accurate.
b. Types of CSCs. All applications for CSCs are accepted by Registry on a first-come, first-served basis. Unless You specify a specific CSC in Your application, once Your application is deemed to be complete by the Registry, You will be assigned a CSC on a random basis from the pool of available CSCs (a “Random CSC”). A “Selected CSC” shall mean any CSC that You specifically request from Registry. Selected CSCs shall also be assigned on a first-come, first-served basis from the pool of available CSCs. Registry makes no representation that any specific CSC will be available upon request. You acknowledge and agree that submission of a CSC application or otherwise meeting the eligibility requirements for registration does not guarantee that Your application will be approved, that You will ultimately be the sublicensee of a particular CSC, or that any Participating Carrier will accept, implement or maintain a sublicensed CSC.
c. Right of Refusal. Registry reserves the right, in its sole discretion, to refuse to register any Random or Selected CSC. YOU AGREE THAT ANY AND ALL REGISTRATION FEES PAID TO REGISTRY SHALL NOT BE REFUNDABLE. You agree that neither Registry nor CTIA shall be liable for any losses or damages that may result from a refusal to register any CSC. You acknowledge and agree that neither Registry nor CTIA shall be liable to You or any other party in connection with claims, damages, losses, expenses or costs incurred or suffered by You as a result of actions taken or not taken by Participating Carriers.
d. Term of CSCs. All CSCs, whether Selected or Random, shall be available for terms of three (3),
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six (6) and twelve (12) months and may be renewed by You for additional three (3), six (6) and twelve (12) month periods.
e. Activating Your CSC. REGISTERING A CSC IN NO WAY GUARANTEES YOU THE RIGHT TO SEND OR RECEIVE COMMUNICATIONS USING YOUR CSC OR THE RIGHT TO USE THE CSC IN ANY OTHER MANNER. IN ORDER TO ACTIVATE YOUR CSC, YOU MUST OBTAIN APPROVAL FROM EACH INDIVIDUAL PARTICIPATING CARRIER IN WHICH YOU WOULD LIKE TO TRANSMIT CONTENT. THE TERMS AND CONDITIONS OF ALL SUCH ARRANGEMENTS WITH INDIVIDUAL PARTICIPATING CARRIERS ARE AT THE SOLE DISCRETION OF THAT PARTICIPATING CARRIER AND SHALL NOT IN ANY WAY INVOLVE REGISTRY. IN ADDITION, INITIAL APPROVAL OF REGISTRATION OF A CSC IN NO WAY GUARANTEES THAT YOU WILL BE ABLE TO RETAIN SUCH CSC PAST THE CURRENT TERM OF YOUR REGISTRATION.
f. Expiration Grace Period. In the event that Your CSC expires, and has not been renewed in accordance with this Agreement, You may be given an additional thirty (30) day grace period, at the sole discretion of the Registry, in which to re-register such CSC. In the event you do not re register such CSC within that period, this Agreement shall be terminated, and the CSC may be made available to the general public after an appropriate aging period.
g. Opt-in/Opt-Out of CSC Programs. In addition to the prohibitions of the transmission of unsolicited messages elsewhere in this Agreement, each individual program or application administered to an end user through a CSC must be offered on an “opt-in basis,” This may be achieved through the submission of an MO message to the program or registering to receive messages through a website operated by the Registrant. In addition, each Registrant must also offer a convenient, easy-to-use and conspicuous method for an end user to opt-out any individual program or application administered through a CSC.
h. No Assignment or Transfer of the CSC. You may not transfer or assign Your sublicense to any CSC or any of Your rights or obligations under this Agreement. Notwithstanding the foregoing, You may assign Your sublicense to a CSC in connection with the sale of all or substantially all of Your assets to a third party successor in interest.
i. Representations. You agree that You may access and use the Service for lawful purposes only and that You are solely responsible for the knowledge and adherence to this Agreement, any and all laws, statutes, rules and regulations pertaining to Your use of the Service and a CSC, including without limitation laws related to intellectual property, defamation, publicity and privacy. You represent that (i) You intend to use and will use each sublicensed CSC for the purpose set forth in Your application and not for the purpose of blocking another party from using a CSC, (ii) neither Your registration nor use of the any sublicensed CSC nor the manner in which You intend to use such CSC will directly or indirectly infringe or violate the legal rights of a third party, and (iii) You have all requisite power and due authority to execute this Agreement and to perform Your obligations hereunder. You agree that You will not (i) use a CSC in violation of this Agreement; (ii) use a CSC to commit a criminal offense or to encourage conduct that would constitute a criminal offense or give rise to a civil liability, or otherwise violate any local, state, Federal or international law or regulation; (iii) use a CSC to upload or otherwise transmit any content that you do not have a right to transmit under any law or contractual or fiduciary duty; (iv) interfere or infringe with any trademark or proprietary rights of any other party; (v) interfere with the ability of other users to access or use the Service; (vi) claim a relationship with or to speak for any individual, business, association, institution or other organization for which You are not authorized to claim such a relationship; (vii) interfere with or disrupt the Service or servers or networks connected to the Service, or disobey any requirements, procedures, policies or regulations of networks connected to the Service; or (viii) reproduce, duplicate, copy, use, distribute, sell, resell or otherwise exploit for
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any commercial purposes any portion of the Service.
j. BY REGISTERING A CSC, YOU HEREBY ACKNOWLEDGE THAT YOUR USE OF SUCH CSC IS AND SHALL REMAIN IN COMPLIANCE WITH THE ABOVE. AS SUCH, YOUR CSC MAY BE SUBJECT TO FUTURE CANCELLATION, DELETION AND/OR REMOVAL IN THE EVENT THAT YOUR USE OF THE CSC IS DETERMINED TO BE IN VIOLATION OF THIS AGREEMENT.
k. CSC Opt-in Directory. Registry may elect to offer a CSC directory that provides members of the general public with certain information about Your CSC and any programs or campaigns offered through the CSC. Participation in the CSC directory service is optional. You shall have the right to edit, modify or delete any of Your content displayed within the CSC Directory upon request to the Registry. You shall also have the right to opt-out or remove any of Your content within the CSC Directory. You understand that You, and not Registry, are entirely responsible for all content contained within the CSC directory. Registry does not control the content posted via the CSC directory and, as such, does not guarantee the accuracy, integrity or quality of such information. Under no circumstances shall Registry be liable in any way for any content, including, but not limited to, any errors or omissions in any content, or any loss or damage or any kind incurred as a result of the use of any content posted in the CSC directory. You acknowledge that Registry may or may not pre-screen content contained within the CSC directory, but that Registry and its designees shall have the right (but not the obligation) in their sole discretion to pre-screen, refuse, edit or move any such content that is available through the CSC directory service. Without limiting the foregoing, Registry shall have the right to remove or edit any content that violates this Agreement. With respect to any content you submit or make available for inclusion in the CSC directory, You provide Registry with a worldwide, royalty-free and non-exclusive license to use, distribute, reproduce, modify, adapt and publicly display such content in the CSC directory during the term of Your participating in the CSC directory service.
6. Registry Reservation. Registry reserves the right, but does not assume the obligation, to strictly enforce this Agreement by, without limitation, issuing warnings, suspending or terminating Service prior to actively investigating violations and prosecuting them in any court or appropriate venue. Registry may access, use and disclose transaction information about Your use of the Service, to the extent permitted by law, in order to comply with the law (e.g., a lawful subpoena); to enforce or apply this Agreement; to initiate, render, bill, and collect for the Services; to protect its rights or property; or to protect users of the Services from fraudulent, abusive, or unlawful use of, the Service. INDIRECT OR ATTEMPTED VIOLATIONS OF THIS POLICY OR ANY RELATED POLICY, GUIDELINE OR AGREEMENT, AND ACTUAL OR ATTEMPTED VIOLATIONS BY A THIRD PARTY ON YOUR BEHALF SHALL BE CONSIDERED VIOLATIONS OF THIS POLICY BY YOU. In addition, Registry reserves the right to deny, cancel, transfer or otherwise make unavailable any CSC that it deems necessary, in its sole discretion, (1) to protect the integrity and stability of the Service; (2) to comply with any applicable laws, government rules, policies or requirements, requests of law enforcement, in compliance with any dispute resolution process; (3) to avoid any liability, civil or criminal, on the part of Registry, as well as its affiliates, subsidiaries, officers, directors, representatives, employees, and stockholders; (4) for violations of any agreement between Registry and any third party related to the Service; (5) to correct mistakes made by Registry, in connection with a CSC registration.
7. Fees. As consideration for the Service, You agree to pay Registry a non-refundable fee of $1000 per month for each “Selected CSC” and $500 per month for each “Random CSC,” Such fees are subject to change at any time by Registry, in its sole discretion; provided, however, that the fees in effect at the time of submission of Your application for a CSC, or at the time of renewal of Your CSC registration, will remain in effect with respect to such CSC registration for the period of such initial term or renewal term, as applicable. All fees for the entirety of the term shall be due and
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payable before assignment or renewal of the CSC. Registry may take all remedies to collect fees owed. In the event that You dispute any fee, or take any action to initiate a credit card chargeback for any of the fees described above, such action may result in Your sublicense of a CSC being suspended until such time as the dispute is resolved, at which time, depending on the outcome of the dispute, the sublicense of the CSC may be reinstated or cancelled, whichever applicable. In addition to the foregoing fees, You are responsible for all taxes associated with such fees.
8. Ownership. You acknowledge that all right, title and interest in and to the database of CSCs, each of the CSCs themselves, the underlying technology used in connection with the Service, the CSC directory, and all software, material, information, communications, text, graphics, links, electronic art, animations, audio, video, photos, and other data (collectively, the “Intellectual Property”) available within the Service are the exclusive property of either the Registry or, in some instances, of licensors and/or third-party providers from whom Registry has obtained a license to use their Intellectual Property. You acknowledge that although you have a sublicense to use CSCs for the duration of the term, you have no proprietary ownership interest in the CSCs. You agree that You will not take any action that would cause You to acquire any trademark, trade name or trade dress rights in the CSC. You acknowledge and agree that the registration of a CSC does not confer immunity from objection to either the registration or use of the CSC by a third party. Neither Registry, nor CTIA, nor any Participating Carrier is responsible in any way for any conflict or dispute with or any actual or threatened claim against You relating to a CSC, including without limitation a claim that any use of a CSC interferes with or infringes a registered or unregistered trademark, trade name, service mark or rights relating to a name or other identifying indicium of a third party or any other intellectual property rights or proprietary rights (including without limitation rights of publicity) of a third party or relating to the defamation or interference with the right of privacy of any third party. Except as expressly authorized by Registry or as may be posted on the Service, You may not copy, reproduce, publish, distribute, modify, create derivative works of, rent, lease, sell, transfer, display, transmit, compile or collect in a database, or in any manner commercially exploit any part of the Intellectual Property or the Service, in whole or in part. You may not store any significant portion of any Intellectual Property or the Service owned by, or licensed to Registry in any form, whether archival files, computer-readable files, or any other medium. You also may not “mirror” any Intellectual Property or the Service on any other server.
9. Links. Some links on Registry’s Web site lead to sites posted by independent site owners. Because Registry does not have control over these sites, it is not responsible for such sites’ accessibility via the Internet. Registry does not endorse products, services, or information provided by such sites. As such, Registry shall not be responsible or liable, directly or indirectly, for any damage or loss caused or alleged to be caused by or in connection with, use or reliance on any content, goods or services available on or through any other site. Further, the inclusion of these links does not imply that the other sites have given permission for inclusion of these links, or that there is any relationship between Registry and the linked sites.
10. Trademark Notice. CTIA®, CTIA logos, NeuStar®, NeuStar logos, their taglines and the look, feel and trade dress of the Service are the exclusive trademarks, service marks, trade dress and logos of CTIA — The Wireless Association® and NeuStar, Inc. respectively. All other trademarks, service marks, trade dress, and logos used on the Service are the trademarks, service marks, trade dress, and logos of their respective owners.
11. Designated Agent. The Digital Millennium Copyright Act, signed into law on October 28, 1998, amended the copyright law to provide limitations for service provider liability relating to material online. In compliance with such Act, Registry has a Designated Agent to receive notice of alleged copyright infringements contained on the Service. All inquiries into alleged copyright infringement on the Service should be sent to Registry, c/o Jeffrey J. Neuman, Director of Law and
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Policy, 46000 Center Oak Plaza, Building Ten, Sterling, VA 20166.
12. Local Laws; Export Control. Registry controls and operates the Service from its headquarters in the United States and makes no representation that the Service is appropriate or available for use in other locations. If You use the Service from other locations, You are responsible for compliance with applicable local laws, including, but not limited to, export and import regulations of other countries. Unless otherwise explicitly stated, all marketing or promotional materials found on the Service are solely directed to individuals, companies, or other entities located in the United States.
13. Disclaimer of Warranty, Limitation of Liability. YOU AGREE THAT YOUR ACCESS TO AND USE OF THE SERVICE AND A CSC ARE AT YOUR OWN RISK. NEITHER REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS OR AGENTS WARRANT THAT THE SERVICE OR A CSC WILL BE UNINTERRUPTED OR ERROR-FREE; NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR A CSC OR AS TO THE ACCURACY, RELIABILITY, OR CONTENT WITHIN THE SERVICE. THE SERVICE IS PROVIDED ON AN “AS IS, “AS AVAILABLE” BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT. TESTING AND APPROVAL OF A CSC APPLICATION DOES NOT ENSURE THAT IT WILL RUN WITHOUT ERROR OR THAT IT WILL NOT OTHERWISE CAUSE HARM TO YOU, YOUR CUSTOMERS OR END USERS OR PARTICIPATING CARRIERS. IN NO EVENT WILL REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING OUT YOUR USE OF OR INABILITY TO ACCESS OR USE THE SERVICE OR A CSC, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS, LOSS OF GOODWILL, LOST BUSINESS, LOST DATA, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER DAMAGES OR LOSSES THAT RESULT FROM MISTAKES, INACCURATELY ENTERED DATA, UNAUTHORIZED USE, OMISSIONS, INTERRUPTIONS, ERRORS, DEFECTS, DELAYS IN OPERATION, OR ANY FAILURE OF PERFORMANCE, WHETHER OR NOT LIMITED TO ACTS OF GOD, COMMUNICATIONS FAILURE, THEFT, DESTRUCTION OR UNAUTHORIZED ACCESS TO INSTITUTIONS RECORDS, PROGRAMS OR SERVICES. YOU AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY REPRESENTS A REASONABLE ALLOCATION OF RISK. IN NO EVENT, SHALL REGISTRY, CTIA, AND EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU FOR ANY AMOUNT EXCEEDING THE AMOUNT OF FEES PAID BY YOU FOR A CSC REGISTRATION. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.
14. Indemnification. You agree to indemnify, defend and hold harmless Registry, CTIA, and each of their respective parents, subsidiaries, shareholders, members, officers, directors, employees, affiliates and agents (each an “Indemnified Party”) from any claim or demand, including reasonable attorney’s fees, made by any third party due to or arising out of or relating to (a) this Agreement or the breach of Your warranties, representations and obligations under this Agreement, (b) the Service, CSC or Your use or nonuse of such Service or CSC, (c) any Intellectual property or other proprietary right (including without limitation right of publicity) or right of privacy of any person or entity, (d) any content transmitted or received through the CSC, (e) a failure or inability of any end user to send or receive communications through Your CSC, (f) a violation of any of our operating rules or policies relating to the service(s) provided, or (g) any information or data You supplied to Registry, including, without limitation, any misrepresentation in Your application or the CSC
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directory, if applicable. When an Indemnified Party is threatened with suit or sued by a third party, the Indemnified Party may seek written assurances from You concerning Your promise to indemnify the Indemnified Party; Your failure to provide those assurances may be considered by the Indemnified Party to be a material breach of this Agreement. The Indemnified Party shall have the right to participate in any defense by You of a third-party claim related to Your use of any CSC or this Service, with counsel of its choice at its own expense. The Indemnified Party shall reasonably cooperate in the defense at Your request and expense. You shall have sole responsibility to defend the Indemnified Party against any claim, but You must receive the Indemnified Party’s prior written consent regarding any related settlement. The terms of this paragraph will survive any termination or cancellation of this Agreement.
15. Modifications to the Service. Registry reserves the right at any time to modify or discontinue, temporarily or permanently, the Service (or any part thereof) with or without notice. You agree that Registry will not be liable to You or to any third party for any modification, suspension, or discontinuation of the Services.
16. Termination.
a. By You. You may discontinue Your participation in and access to the Service upon at least thirty (30) days written notice to Registry for any reason or as otherwise provided in this Agreement. This Agreement will continue to apply to all past use of the Service by You, even if You are no longer using the Service. You acknowledge and agree that Registry may terminate or block Your use of all or part of the Service without prior notice for any reason, including, without limitation, if Registry believes You have engaged in conduct prohibited by this Agreement.
b. By Registry. Registry may terminate this Agreement or any part of the Service or Your CSC at any time (i) in the event you breach any obligation hereunder, (ii) fail to respond within ten (10) calendar days to an inquiry from Registry concerning the accuracy or completeness of the information You submitted in Your CSC application, (iii) if you have violated any other policy of Registry, (iv) pending a dispute regarding Your registered CSC or to resolve a dispute with a third party regarding Your registered CSC, (v) if Registry receives a court order or arbitration award requiring Registry to delete, transfer or modify a CSC; or (vi) if any Participating Carrier terminates Your use of a CSC for any reason. Registry, in its sole discretion, will determine whether or not Your conduct is consistent with this Agreement and any operating rules or policies.
c. Effect of Termination. Unless otherwise specified in writing by Registry, You will not receive any refund for payments already made by You as of the date of termination. If termination of this Agreement is due to Your default hereunder, You shall bear all costs of such termination, including any reasonable costs Registry incurs in closing Your account. You agree to pay any and all costs incurred by Registry in enforcing Your compliance with this Section. You agree that upon termination or discontinuance for any reason, Registry may delete all information related to You on the Service, if applicable.
17. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) then obtaining, by a panel of three arbitrators. Judgment upon the award of the Arbitrators may be entered by any court of competent jurisdiction over the parties on the subject matter of this Agreement. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third. The place of arbitration shall be the County of Loudoun, VA., U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the
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Commonwealth of Virginia, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural and substantive laws of Virginia and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. No claim may be submitted by a party to arbitration in accordance with this Section 17 unless notified by the other party within one (1) year of the date on which the submitting party first knew or should have known of the existence of the facts indicating the existence of such dispute.
18. Force Majeure. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, terrorism, armed conflict, labor strike, lockout, or boycott, provided that the party relying upon this section (i) shall have given the other party written notice thereof promptly and, in any event, within five (5) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this Section extends for a period in excess of thirty (30) days in the aggregate, Registry may immediately terminate this Agreement.
19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law. Any such action shall take place in the County of Fairfax in the Commonwealth of Virginia.
20. Changes to this Agreement. Registry reserves the right to modify this Agreement at any time and from time to time. Any such revision or change will be binding and effective upon sending notification to You by e-mail or United States mail. If You do not agree with any revision to the Agreement, You may terminate this Agreement at any time by providing Registry with notice. Your notice of termination will be effective on receipt and processing by Registry. Any fees paid by You if You terminate this Agreement are nonrefundable, but You will not incur any additional fees. By continuing to use the Service after any revision to this Agreement, You agree to abide by and be bound by any such revisions or changes.
21. Assignment of Agreement. Except as otherwise set forth herein, Your rights under this Agreement are not assignable or transferable. Any attempt by Your creditors to obtain an interest in Your rights under this Agreement, whether by attachment, levy, garnishment or otherwise, renders this Agreement voidable at Registry’s option. This Agreement shall inure to the benefit of and be binding upon Registry’s successors and assigns.
22. Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision.
23. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by an authorized representative of Registry. The failure of a party, at any time or from time to time, to require performance of any obligations of the other party hereunder shall not affect
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its right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any prior or subsequent breach.
24. Entire Agreement. This Agreement completely and exclusively state the agreement of the parties regarding the subject matter, and supersede all prior agreements and understandings, whether written or oral, with respect to the subject matter of this Agreement.
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ATTACHMENT NUMBER 4 TO THE
FOURTH AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
HARD COPY REGISTRANT SUBLICENSE AGREEMENT
This Common Short Code (“CSC”) Registrant Sublicense Agreement (“Agreement”) dated                     , 200___ (the “Effective Date”) is entered by and between the applicant listed below on behalf of itself and its affiliates and subsidiaries (collectively, “You”) and NeuStar, Inc., a Delaware corporation, located at 46000 Center Oak Plaza, Sterling, VA 20166 (“Registry”).
By signing this Agreement, You agree to be bound by this Agreement. If you do not agree with all of these terms and conditions, You are not authorized to use the service. PLEASE BE ADVISED THAT THE MERE APPLICATION FOR OR REGISTRATION OF A CSC WITH THE REGISTRY DOES NOT GUARANTEE THAT A PARTICIPATING CARRIER WILL ACCEPT OR IMPLEMENT THE CSC OR THAT YOU WILL BE ABLE TO USE THE CSC AT ALL.

NeuStar, Inc.

(Your Name)
Signature:		Signature:

Name:		Name:

Title:		Title:

Date:		Date:

Billing Contact

Billing Address

P.O. /Billing Ref.

# (if applicable)

1. The Service. Registry administers a method for assignment of CSCs. CSCs are a string of numeric characters that are interoperable across communication service providers in the United States that are participating in CSC services (“Participating Carriers”). The Participating Carriers and other participating members of the wireless telecommunications industry have appointed the CTIA — The Wireless Association® (formerly Cellular Telecommunications & Internet Association) (“CTIA”) to serve as their Common Short Code Administrator and CTIA, acting in that capacity, has granted Registry a license to assign CSCs in the manner described in this Agreement. Registry makes this Service available to those seeking to sublicense for the term selected, a CSC. CSCs are intended for use only in the United States. You may review frequently asked questions regarding the Service by reviewing the CSC FAQs .
2. Registration, Password and Security. To use the Service and license a CSC, an account will be created for You and Registry shall submit to you a login name and initial password. You will be able to modify the password at any time. If any information You provide is inaccurate, incomplete or not current, Registry may suspend or terminate Your account and access to the Service. You may change such information at any time by logging into Your account. You are solely responsible for maintaining the confidentiality of Your login name and password. You must immediately notify Registry of any unauthorized use of Your login name and You are responsible for any unauthorized
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activities, charges and/or liabilities made on or through Your login name until Registry receives such notification. You may not transfer or lend login names to any other third party.
3. Privacy. BY AGREEING TO THE TERMS OF THIS AGREEMENT, YOU ACKNOWLEDGE THAT THE PRIVACY STATEMENT OF THE CSCA AND GENERALLY DESCRIBE THE COLLECTION AND USE OF PERSONAL INFORMATION, DO NOT APPLY TO INFORMATION SUBMITTED TO REGISTRY UNDER THIS AGREEMENT. In addition, Registry will not use the data submitted by You in a way incompatible with the purposes of this Agreement. You represent and warrant that You have provided notice to, and obtained consent from, any third party individuals whose data You supply to us as part of the Service with regard to: (i) the purposes for which such third party’s data has been collected, (ii) the intended recipients or categories of recipients of the third party’s data, (iii) which parts of the third party’s data are obligatory and which parts, if any, are voluntary; and (iv) how the third party can access and, if necessary, rectify the data held about them. You further agree to provide such notice and obtain such consent with regard to any third party data You provide in the future. Neither Registry nor CTIA are responsible for any consequences resulting from Your failure to provide notice or receive consent from such individuals nor for Your providing outdated, incomplete or inaccurate information. In addition to the above, in the event that You elect to participate in the optional CSC directory service offered by Registry, You hereby consent to the publication of such information on a directory that may be viewable by members of the general public.
4. Disclosure of Certain Information. In order for Registry to comply with the rules and policies for the administration of CSCs (which may be updated from time to time), You consent to the disclosure by Registry to CTIA or to Participating Carriers, or those acting on behalf of CTIA or Participating Carriers, through an interactive accessible registration database or otherwise, the Data. In addition, You acknowledge that the Application identifies those fields and Data that will be publicly disclosed or made available through the Registry’s website or otherwise. You further consent to the disclosure of any Data or other information to any governmental agency upon receipt of lawful process or in compliance with any law, or to protect the rights or property of Registry, CTIA, Participating Carriers, or any of their customers or users. Further, in the event that You agree to participate in the optional CSC directory service, and indicate such acceptance in your CSC application or otherwise, You hereby consent to the publication of such required data in the CSC directory. You acknowledge and agree that such data may be viewable by members of the general public.
5. The Application.
a. CSC. In order to apply for a CSC through the Service, You must complete the Registry’s application form, attached hereto as Exhibit 1, for each CSC that You would like to register and pay the requisite fees set forth in Section 8 below. For each application, the person/entity listed in the “Content Provider details” must be the actual Content Provider (as defined above). Once You have submitted a completed application, Registry will send an email confirming it has received Your application. You must retain the confirmation e-mail for each application You submit. You also may review detailed instructions to complete and submit an application by reviewing Registry’s INSTRUCTIONS. You agree to: (1) provide certain true, current, complete and accurate information during the application process; and (2) maintain and update such information according to Registry’s modification procedures as needed to keep it current, complete and accurate.
b. Types of CSCs. All applications for CSCs are accepted by Registry on a first-come, first-served basis. Unless You specify a specific CSC in Your application, once Your application is deemed to be complete by the Registry, You will be assigned a CSC on a random basis from the pool of available
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CSCs (a “Random CSC”). A “Selected CSC” shall mean any CSC that You specifically request from Registry. Selected CSCs shall also be assigned on a first-come, first-served basis from the pool of available CSCs. Registry makes no representation that any specific CSC will be available upon request. You acknowledge and agree that submission of a CSC application or otherwise meeting the eligibility requirements for registration does not guarantee that Your application will be approved, that You will ultimately be the sublicensee of a particular CSC, or that any Participating Carrier will accept, implement or maintain a sublicensed CSC.
c. Right of Refusal. Registry reserves the right, in its sole discretion, to refuse to register any Random or Selected CSC, YOU AGREE THAT ANY AND ALL REGISTRATION FEES PAID TO REGISTRY SHALL NOT BE REFUNDABLE. You agree that neither Registry nor CTIA shall be liable for any losses or damages that may result from a refusal to register any CSC. You acknowledge and agree that neither Registry nor CTIA shall be liable to You or any other party in connection with claims, damages, losses, expenses or costs incurred or suffered by You as a result of actions taken or not taken by Participating Carriers.
d. Term of CSCs. All CSCs, whether Selected or Random, shall be available for terms of three (3), six (6) and twelve (12) months and may be renewed by You for additional three (3), six (6) and twelve (12) month periods.
e. Activating Your CSC. REGISTERING A CSC IN NO WAY GUARANTEES YOU THE RIGHT TO SEND OR RECEIVE COMMUNICATIONS USING YOUR CSC OR THE RIGHT TO USE THE CSC IN ANY OTHER MANNER. IN ORDER TO ACTIVATE YOUR CSC, YOU MUST OBTAIN APPROVAL FROM EACH INDIVIDUAL PARTICIPATING CARRIER IN WHICH YOU WOULD LIKE TO TRANSMIT CONTENT. THE TERMS AND CONDITIONS OF ALL SUCH ARRANGEMENTS WITH INDIVIDUAL PARTICIPATING CARRIERS ARE AT THE SOLE DISCRETION OF THAT PARTICIPATING CARRIER AND SHALL NOT IN ANY WAY INVOLVE REGISTRY. IN ADDITION, INITIAL APPROVAL OF REGISTRATION OF A CSC IN NO WAY GUARANTEES THAT YOU WILL BE ABLE TO RETAIN SUCH CSC PAST THE CURRENT TERM OF YOUR REGISTRATION.
f. Expiration Grace Period. In the event that Your CSC expires, and has not been renewed in accordance with this Agreement, You may be given an additional thirty (30) day grace period, at the sole discretion of the Registry, in which to re-register such CSC. In the event you do not re-register such CSC within that period, this Agreement shall be terminated, and the CSC may be made available to the general public after an appropriate aging period.
g. Opt-in/Opt-Out of CSC Programs. In addition to the prohibitions of the transmission of unsolicited messages elsewhere in this Agreement, each individual program or application administered to an end user through a CSC must be offered on an “opt-in basis.” This may be achieved through the submission of an MO message to the program or registering to receive messages through a website operated by the Registrant. In addition, each Registrant must also offer a convenient, easy-to-use and conspicuous method for an end user to opt-out any individual program or application administered through a CSC.
h. No Assignment or Transfer of the CSC. You may not transfer or assign Your sublicense to any CSC or any of Your rights or obligations under this Agreement. Notwithstanding the foregoing, You may assign Your sublicense to a CSC in connection with the sale of all or substantially all of Your assets to a third party successor in interest.
i. Representations. You agree that You may access and use the Service for lawful purposes only and that You are solely responsible for the knowledge and adherence to this Agreement, any and all laws, statutes, rules and regulations pertaining to Your use of the Service and a CSC, including
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without limitation laws related to intellectual property, defamation, publicity and privacy. You represent that (I) You intend to use and will use each sublicensed CSC for the purpose set forth in Your application and not for the purpose of blocking another party from using a CSC, (ii) neither Your registration nor use of the any sublicensed CSC nor the manner in which You intend to use such CSC will directly or indirectly infringe or violate the legal rights of a third party, and (iii) You have all requisite power and due authority to execute this Agreement and to perform Your obligations hereunder. You agree that You will not (i) use a CSC in violation of this Agreement; (ii) use a CSC to commit a criminal offense or to encourage conduct that would constitute a criminal offense or give rise to a civil liability, or otherwise violate any local, state, Federal or international law or regulation; (iii) use a CSC to upload or otherwise transmit any content that You do not have a right to transmit under any law or contractual or fiduciary duty; (iv) interfere or infringe with any trademark or proprietary rights of any other party; (v) interfere with the ability of other users to access or use the Service; (vi) claim a relationship with or to speak for any individual, business, association, institution or other organization for which You are not authorized to claim such a relationship; (vii) interfere with or disrupt the Service or servers or networks connected to the Service, or disobey any requirements, procedures, policies or regulations of networks connected to the Service; or (viii) reproduce, duplicate, copy, use, distribute, sell, resell or otherwise exploit for any commercial purposes any portion of the Service.
j. BY REGISTERING A CSC, YOU HEREBY ACKNOWLEDGE THAT YOUR USE OF SUCH CSC IS AND SHALL REMAIN IN COMPLIANCE WITH THE ABOVE, AS SUCH, YOUR CSC MAY BE SUBJECT TO FUTURE CANCELLATION, DELETION AND/OR REMOVAL IN THE EVENT THAT YOUR USE OF THE CSC IS DETERMINED TO BE IN VIOLATION OF THIS AGREEMENT.
k. CSC Opt-in Directory. Registry may elect to offer a CSC directory, that provides members of the general public with certain information about Your CSC and any programs or campaigns offered through the CSC. Participation in the CSC directory service is optional. You shall have the right to edit, modify or delete any of Your content displayed within the CSC Directory upon request to the Registry. You shall also have the right to opt-out or remove any of Your content within the CSC Directory. You understand that You, and not Registry, are entirely responsible for all content contained within the CSC directory. Registry does not control the content posted via the CSC directory and, as such, does not guarantee the accuracy, integrity or quality of such information. Under no circumstances shall Registry be liable in any way for any content, including, but not limited to, any errors or omissions in any content, or any loss or damage or any kind incurred as a result of the use of any content posted in the CSC directory. You acknowledge that Registry may or may not pre-screen content contained within the CSC directory, but that Registry and its designees shall have the right (but not the obligation) in their sole discretion to pre-screen, refuse, edit or move any such content that is available through the CSC directory service. Without limiting the foregoing, Registry shall have the right to remove or edit any content that violates this Agreement. With respect to any content you submit or make available for inclusion in the CSC directory, You provide Registry with a worldwide, royalty-free and non-exclusive license to use, distribute, reproduce, modify, adapt and publicly display such content in the CSC directory during the term of Your participating in the CSC directory service.
6. Registry Reservation. Registry reserves the right, but does not assume the obligation, to strictly enforce this Agreement by, without limitation, issuing warnings, suspending or terminating Service prior to actively investigating violations and prosecuting them in any court or appropriate venue. Registry may access, use and disclose transaction information about Your use of the Service, to the extent permitted by law, in order to comply with the law (e.g., a lawful subpoena); to enforce or apply this Agreement; to initiate, render, bill, and collect for the Services; to protect its rights or property; or to protect users of the Services from fraudulent, abusive, or unlawful use of, the Service. INDIRECT OR ATTEMPTED VIOLATIONS OF THIS POLICY OR ANY RELATED POLICY,
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GUIDELINE OR AGREEMENT, AND ACTUAL OR ATTEMPTED VIOLATIONS BY A THIRD PARTY ON YOUR BEHALF SHALL BE CONSIDERED VIOLATIONS OF THIS POLICY BY YOU. In addition, Registry reserves the right to deny, cancel, transfer or otherwise make unavailable any CSC that it deems necessary, in its sole discretion, (1) to protect the integrity and stability of the Service; (2) to comply with any applicable laws, government rules, policies or requirements, requests of law enforcement, in compliance with any dispute resolution process; (3) to avoid any liability, civil or criminal, on the part of Registry, as well as its affiliates, subsidiaries, officers, directors, representatives, employees, and stockholders; (4) for violations of any agreement between Registry and any third party related to the Service; (5) to correct mistakes made by Registry, in connection with a CSC registration.
7. Fees. As consideration for the Service, You agree to pay Registry a non-refundable fee of $1000 per month for each “Selected CSC” and $500 per month for each “Random CSC.” Such fees are subject to change at any time by Registry, in its sole discretion; provided, however, that the fees in effect at the time of submission of Your application for a CSC, or at the time of renewal of Your CSC registration, will remain in effect with respect to such CSC registration for the period of such initial term or renewal term, as applicable. All fees for the entirety of the term shall be due and payable before assignment or renewal of the CSC. Registry may take all remedies to collect fees owed. In the event that You dispute any fee, or take any action to initiate a credit card chargeback for any of the fees described above, such action may result in Your sublicense of a CSC being suspended until such time as the dispute is resolved, at which time, depending on the outcome of the dispute, the sublicense of the CSC may be reinstated or cancelled, whichever applicable. In addition to the foregoing fees, You are responsible for all taxes associated with such fees.
8. Ownership. You acknowledge that all right, title and interest in and to the database of CSCs, each of the CSCs themselves, the underlying technology used in connection with the Service, the CSC directory, and all software, material, information, communications, text, graphics, links, electronic art, animations, audio, video, photos, and other data (collectively, the “Intellectual Property”) available within the Service are the exclusive property of either the Registry or, in some instances, of licensors and/or third-party providers from whom Registry has obtained a license to use their Intellectual Property. You acknowledge that although you have a sublicense to use CSCs for the duration of the term, you have no proprietary ownership interest in the CSCs. You agree that You will not take any action that would cause You to acquire any trademark, trade name or trade dress rights in the CSC. You acknowledge and agree that the registration of a CSC does not confer immunity from objection to either the registration or use of the CSC by a third party. Neither Registry, nor CTIA, nor any Participating Carrier is responsible in any way for any conflict or dispute with or any actual or threatened claim against You relating to a CSC, including without limitation a claim that any use of a CSC interferes with or infringes a registered or unregistered trademark, trade name, service mark or rights relating to a name or other identifying indicium of a third party or any other intellectual property rights or proprietary rights (including without limitation rights of publicity) of a third party or relating to the defamation or interference with the right of privacy of any third party. Except as expressly authorized by Registry or as may be posted on the Service, You may not copy, reproduce, publish, distribute, modify, create derivative works of, rent, lease, sell, transfer, display, transmit, compile or collect in a database, or in any manner commercially exploit any part of the Intellectual Property or the Service, in whole or in part. You may not store any significant portion of any Intellectual Property or the Service owned by, or licensed to Registry in any form, whether archival files, computer-readable files, or any other medium. You also may not “mirror” any Intellectual Property or the Service on any other server.
9. Links. Some links on Registry’s Web site lead to sites posted by independent site owners. Because Registry does not have control over these sites, it is not responsible for such sites’ accessibility via the Internet. Registry does not endorse products, services, or information provided
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by such sites. As such, Registry shall not be responsible or liable, directly or indirectly, for any damage or loss caused or alleged to be caused by or in connection with, use or reliance on any content, goods or services available on or through any other site. Further, the inclusion of these links does not imply that the other sites have given permission for inclusion of these links, or that there is any relationship between Registry and the linked sites.
10. Trademark Notice. CTIA®, CTIA logos, NeuStar®, NeuStar logos, their taglines and the look, feel and trade dress of the Service are the exclusive trademarks, service marks, trade dress and logos of CTIA — The Wireless Association® and NeuStar, Inc. respectively. All other trademarks, service marks, trade dress, and logos used on the Service are the trademarks, service marks, trade dress, and logos of their respective owners.
11. Designated Agent. The Digital Millennium Copyright Act, signed into law on October 28, 1998, amended the copyright law to provide limitations for service provider liability relating to material online. In compliance with such Act, Registry has a Designated Agent to receive notice of alleged copyright infringements contained on the Service. All inquiries into alleged copyright infringement on the Service should be sent to Registry, c/o Jeffrey J. Neuman, Director of Law and Policy, 46000 Center Oak Plaza, Building Ten, Sterling, VA 20166.
12. Local Laws; Export Control. Registry controls and operates the Service from its headquarters in the United States and makes no representation that the Service is appropriate or available for use in other locations. If You use the Service from other locations, You are responsible for compliance with applicable local laws, including, but not limited to, export and import regulations of other countries. Unless otherwise explicitly stated, all marketing or promotional materials found on the Service are solely directed to individuals, companies, or other entities located in the United States.
13. Disclaimer of Warranty, Limitation of Liability. YOU AGREE THAT YOUR ACCESS TO AND USE OF THE SERVICE AND A CSC ARE AT YOUR OWN RISK. NEITHER REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS OR AGENTS WARRANT THAT THE SERVICE OR A CSC WILL BE UNINTERRUPTED OR ERROR-FREE; NOR DO THEY MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE OR A CSC OR AS TO THE ACCURACY, RELIABILITY, OR CONTENT WITHIN THE SERVICE. THE SERVICE IS PROVIDED ON AN “AS IS, “AS AVAILABLE” BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. TESTING AND APPROVAL OF A CSC APPLICATION DOES NOT ENSURE THAT IT WILL RUN WITHOUT ERROR OR THAT IT WILL NOT OTHERWISE CAUSE HARM TO YOU, YOUR CUSTOMERS OR END USERS OR PARTICIPATING CARRIERS. IN NO EVENT WILL REGISTRY, CTIA, NOR EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING OUT YOUR USE OF OR INABILITY TO ACCESS OR USE THE SERVICE OR A CSC, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS, LOSS OF GOODWILL, LOST BUSINESS, LOST DATA, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER DAMAGES OR LOSSES THAT RESULT FROM MISTAKES, INACCURATELY ENTERED DATA, UNAUTHORIZED USE, OMISSIONS, INTERRUPTIONS, ERRORS, DEFECTS, DELAYS IN OPERATION, OR ANY FAILURE OF PERFORMANCE, WHETHER OR NOT LIMITED TO ACTS OF GOD, COMMUNICATIONS FAILURE, THEFT, DESTRUCTION OR UNAUTHORIZED ACCESS TO INSTITUTIONS RECORDS, PROGRAMS OR SERVICES. YOU AGREE THAT THE FOREGOING LIMITATIONS OF LIABILITY REPRESENTS A REASONABLE ALLOCATION OF
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RISK. IN NO EVENT, SHALL REGISTRY, CTIA, AND EACH OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SUBCONTRACTORS AND AGENTS BE LIABLE TO YOU FOR ANY AMOUNT EXCEEDING THE AMOUNT OF FEES PAID BY YOU FOR A CSC REGISTRATION. THIS PROVISION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.
14. Indemnification. You agree to indemnify, defend and hold harmless Registry, CTIA, and each of their respective parents, subsidiaries, shareholders, members, officers, directors, employees, affiliates and agents (each an “Indemnified Party”) from any claim or demand, including reasonable attorney’s fees, made by any third party due to or arising out of or relating to (a) this Agreement or the breach of Your warranties, representations and obligations under this Agreement, (b) the Service, CSC or Your use or nonuse of such Service or CSC, (c) any intellectual property or other proprietary right (including without limitation right of publicity) or right of privacy of any person or entity, (d) any content transmitted or received through the CSC, (e) a failure or inability of any end user to send or receive communications through Your CSC, (f) a violation of any of our operating rules or policies relating to the service(s) provided, or (g) any information or data You supplied to Registry, including, without limitation, any misrepresentation in Your application or the CSC directory, if applicable. When an Indemnified Party is threatened with suit or sued by a third party, the Indemnified Party may seek written assurances from You concerning Your promise to indemnify the Indemnified Party; Your failure to provide those assurances may be considered by the Indemnified Party to be a material breach of this Agreement. The Indemnified Party shall have the right to participate in any defense by You of a third-party claim related to Your use of any CSC or this Service, with counsel of its choice at its own expense. The Indemnified Party shall reasonably cooperate in the defense at Your request and expense. You shall have sole responsibility to defend the Indemnified Party against any claim, but You must receive the Indemnified Party’s prior written consent regarding any related settlement. The terms of this paragraph will survive any termination or cancellation of this Agreement.
15. Modifications to the Service. Registry reserves the right at any time to modify or discontinue, temporarily or permanently, the Service (or any part thereof) with or without notice. You agree that Registry will not be liable to You or to any third party for any modification, suspension, or discontinuation of the Services.
16. Termination.
a. By You. You may discontinue Your participation in and access to the Service upon at least thirty (30) days written notice to Registry for any reason or as otherwise provided in this Agreement. This Agreement will continue to apply to all past use of the Service by You, even if You are no longer using the Service. You acknowledge and agree that Registry may terminate or block Your use of all or part of the Service without prior notice for any reason, including, without limitation, if Registry believes You have engaged in conduct prohibited by this Agreement.
b. By Registry. Registry may terminate this Agreement or any part of the Service or Your CSC at any time (i) in the event you breach any obligation hereunder, (ii) fail to respond within ten (10) calendar days to an inquiry from Registry concerning the accuracy or completeness of the information You submitted in Your CSC application, (iii) if you have violated any other policy of Registry, (iv) pending a dispute regarding Your registered CSC or to resolve a dispute with a third party regarding Your registered CSC, (v) if Registry receives a court order or arbitration award requiring Registry to delete, transfer or modify a CSC; or (vi) if any Participating Carrier terminates Your use of a CSC for any reason. Registry, in its sole discretion, will determine whether or not Your conduct is consistent with this Agreement and any operating rules or policies.
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

c. Effect of Termination. Unless otherwise specified in writing by Registry, You will not receive any refund for payments already made by You as of the date of termination. If termination of this Agreement is due to Your default hereunder, You shall bear all costs of such termination, including any reasonable costs Registry incurs in closing Your account. You agree to pay any and all costs incurred by Registry in enforcing Your compliance with this Section. You agree that upon termination or discontinuance for any reason, Registry may delete all information related to You on the Service, if applicable.
17. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, shall be finally settled in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) then obtaining, by a panel of three arbitrators. Judgment upon the award of the Arbitrators may be entered by any court of competent jurisdiction over the parties on the subject matter of this Agreement. Each party shall have the right to appoint one arbitrator from the list of arbitrators supplied to the parties by the AAA, and the two arbitrators so appointed shall appoint the third. The place of arbitration shall be the County of Loudoun, VA., U.S.A. The language of the arbitration shall be in English. The arbitrators shall determine the matters in dispute in accordance with the internal law of the Commonwealth of Virginia, without reference to the Convention on Contracts for the International Sale of Goods. Except as precluded by the United Nations Convention on the Recognition and Enforcements of Foreign Arbitral Awards, the internal procedural and substantive laws of Virginia and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators, that the award shall be made and shall be promptly payable in U.S. dollars, free of any tax, deduction or offset, and that any costs, fees or taxes instant to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. No claim may be submitted by a party to arbitration in accordance with this Section 17 unless notified by the other party within one (1) year of the date on which the submitting party first knew or should have known of the existence of the facts indicating the existence of such dispute.
18. Force Majeure. Neither party shall be deemed in default hereunder, nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, terrorism, armed conflict, labor strike, lockout, or boycott, provided that the party relying upon this section (i) shall have given the other party written notice thereof promptly and, in any event, within five (5) days of discovery thereof and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event described in this Section extends for a period in excess of thirty (30) days in the aggregate, Registry may immediately terminate this Agreement.
19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law. Any such action shall take place in the County of Fairfax in the Commonwealth of Virginia.
20. Changes to this Agreement. Registry reserves the right to modify this Agreement at any time and from time to time. Any such revision or change will be binding and effective upon sending notification to You by e-mail or United States mail. If You do not agree with any revision to the Agreement, You may terminate this Agreement at any time by providing Registry with notice. Your notice of termination will be effective on receipt and processing by Registry. Any fees paid by You if You terminate this Agreement are nonrefundable, but You will not incur any additional fees. By continuing to use the Service after any revision to this Agreement, You agree to abide by and be
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

bound by any such revisions or changes.
21. Assignment of Agreement. Except as otherwise set forth herein, Your rights under this Agreement are not assignable or transferable. Any attempt by Your creditors to obtain an interest in Your rights under this Agreement, whether by attachment, levy, garnishment or otherwise, renders this Agreement voidable at Registry’s option. This Agreement shall inure to the benefit of and be binding upon Registry’s successors and assigns.
22. Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decision.
23. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by an authorized representative of Registry. The failure of a party, at any time or from time to time, to require performance of any obligations of the other party hereunder shall not affect its right to enforce any provision of this Agreement at a subsequent time, and the waiver of any rights arising out of any breach shall not be construed as a waiver of any rights arising out of any prior or subsequent breach.
24. Entire Agreement. This Agreement completely and exclusively state the agreement of the parties regarding the subject matter, and supersede all prior agreements and understandings, whether written or oral, with respect to the subject matter of this Agreement.
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

EXHIBIT 1 TO THE REGISTRANT SUBLICENSE AGREEMENT
APPLICATION FORM
[SEE ATTACHED]
Fourth Amendment to Common Short Code License Agreement (final)
March 21, 2007

Application date:
CSCA CSC Application Application id: Common Short Code Administration Application type: New Renewal Sales person: CSC(s) applied for:___ Type: Select Random Content rating: under 18 18 and over
Term requested: 3 months 6 months 12 months
CSC Leasing Costs:
Each select CSC is leased for $1000/month. Each random CSC is leased for $500/month. The Registry must receive payment before a CSC is leased to the Applicant. The Registry must receive payment before a Random CSC is identified.
Total select CSC(s) leased: x Number of months leased for: x 1000 = Select CSC leasing cost [x] 1000 ..... = Total random CSC(s) leased: x Number of months leased for x 500 = Random CSC leasing cost X ............................ x 500 = Total CSC leasing amount due: = Payment Method —— —— —— —
Credit card Type of card: MasterCard Visa American Express Discover Card number: ............... Exp. date: .................. Name on card: Cardholder’s signature: ........ Date; Check Check#: ............ PO Number: Applicant Details: —— —— —— — Contact Name: .............. Company Name: Address: City: State/Providence: .................................. Zip/Postal Code: ............ Country: Phone: ......................... Ext.: ___Email Address: Billing Contact Details: —— —— —— — Contact Name: .............. Company Name: Address: City: State/Providence: .......................................... Zip/Postal Code: ............ Country: Phone: ......................... Ext.: .......................... Email Address: ___
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Content Provider Details:
A content provider is the entity that owns or has the right to content and licenses such content to the application provider/connection aggregator for delivery to the end user.
Contact Name: Company Name: Phone: ...... Ext.: .. Email:
Application Provider Details: —— —
An application provider delivers the technology platform for programs that utilize CSCs. Contact Name: Company Name: Phone: ......................... Ext: ........................... Email:
Connection Aggregator Details:
A connection aggregator may provide connectivity between carrier networks and application providers/content providers.
Aggregator Name: To be determined:: ___ Anticipated Program Details: —— —— —— — Program Description: Program start date: Program end date: ....................... N/A (ongoing):
What is the application type? iTV iRadio In venue Ring tones/graphics
Contest Consumer packaging Movie promo Info alerts Chat Print/Outdoor mCommerce Coupons/advertising Other Expression of interest: Opt-in Opt-out No-reply Will the program be offered during a specific day of the week/time of day? Yes No If yes, when? Does the program have any time of day/day of week restrictions planned? Yes No If yes, what are the restrictions? is this a national campaign? Yes No If not, describe the region(s) for the campaign. How will the applications be promoted/marketed? TVAir dates and times: ............................ National Local Radio Air dates and times: ........................ National Local PrintDate live: ................................... National Local Outdoor Date live: .................................... National
Local
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Anticipated Program Details (Continued):
POS Date live: ............... National Local Web Date live: ............... National Local if print: Newspaper Magazine Collateral Packaging Other
Wilt traffic associated with the program be: Constant Subject to spikes If it will be subject to spikes, please describe.
Provide estimated traffic volumes:
What are the specific assumptions associated with the estimated traffic volumes?
Describe the Application associated with the CSC. Please describe the step-by-step interaction with the user.
Message Rates: Premium Non Premium Free How do consumers get help? _
What is the website URL for consumer Information?
(Optional)
What is the toll free customer care number for customer information? (Optional)
Provide a short description of the program that wireless carriers can use to inform their customers. (Optional)
CSC Directory:
Get more exposure! List your Campaign in the New Official CSC Directory.
The CSCA is excited to offer you the opportunity to list your Mobile Campaign in the New Official CSC Directory! This Directory provides you a unique opportunity to promote your CSC application and provides others an easy way to find your mobile campaign. You may provide a brief description, the CSC and call to action for example. We are confident this will provide your company with additional exposure and value as we continue to drive more and more traffic to the CSCA website through our marketing outreach. Take advantage today; list your campaign in the Directory now. For questions or more information please contact CSC Support at support@USshortcodes.com.
Would you like to participate in the CSC Directory? Yes
I agree that I have read and understand the Registrant Sublicense Agreement attached on the reverse of this Application and agree to abide by all the Terms and Conditions of this Agreement.
Applicant’s signature Date
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